        Exhibit 10.15

LONG TERM EQUITY AWARD PLAN
SERVICE-BASED RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), is made, effective as of [grant date] (hereinafter the “Date of Grant”), between Spectrum Brands Holdings, Inc. (the “Company”), and [name] (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the [name of equity plan], as amended from time to time (the “Plan”), pursuant to which awards of Restricted Stock Units may be granted; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that it is in the best interests of the Company and its stockholders to grant to the Participant an award of Restricted Stock Units as provided herein and subject to the terms set forth herein.

NOW THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.Grant of Restricted Stock Units. The Company hereby grants on the Date of Grant to the Participant a total of [ ] Restricted Stock Units with respect to [ ] shares of Common Stock (the “Award”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. Such Restricted Stock Units shall be credited to a separate account maintained for the Participant on the books of the Company (the “Account”). On any given date, the value of each Restricted Stock Unit comprising the Award shall equal the Fair Market Value of one share of Common Stock. The Award shall vest and settle in accordance with Section 3 hereof.

2.Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. In the event of a conflict between the Plan and this Agreement, the terms and conditions of the Plan shall govern. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and his legal representative in respect of any questions arising under the Plan or this Agreement.

3.Terms and Conditions for Award. The Award shall be one hundred percent (100%) unvested on the Date of Grant. Subject to the satisfaction of the terms and conditions of the Plan and this Agreement, and contingent upon the Participant’s continued service to the

Company through the Vesting Date (as defined below), the Award shall vest and be settled as follows:

(a)Service Vesting. The Award shall be eligible to vest, subject to the Participant’s continued employment through, on [ ] (the “Vesting Date”).

(b)Settlement of the Award. The Company shall settle the Award on the Vesting Date, and shall therefore issue (in book-entry form) in the name of the Participant one share of Common Stock (each, an “RSU Share”) for each such vested Restricted Stock Unit comprising the Award (and, upon such settlement, those Restricted Stock Units shall cease to be credited to the Account).

4.Effect of Termination of Employment on Awards.

(a)Except as set forth in the Plan or this Agreement if the Participant’s employment with the Company terminates prior to the Vesting Date for any reason, the Award and all Restricted Stock Units credited to the Participant’s Account comprising the Award shall be forfeited without consideration to the Participant on the date of the employment termination.

(b)Notwithstanding anything else to the contrary in this Agreement or the Plan, to the extent that the Participant’s employment agreement or severance agreement with the Company or an Affiliate contains more favorable treatment upon termination, then the terms of such agreement shall govern.

5.Miscellaneous.

(a)Dividend Equivalents. If on any date dividends are paid on shares of Common Stock, then the Participant’s Account shall be credited with dividend equivalent payments either in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, which accumulated dividend equivalents shall be payable and forfeited at the same time as the underlying Restricted Stock Units are settled or forfeited, and, if Restricted Stock Units are forfeited, the Participant shall have no right to any dividend equivalent payments relating thereto.

(b)Taxes and Withholding. Upon the settlement of any portion of the Award, the Participant shall be required to pay to the Company, and the Company shall have the right and is hereby authorized to withhold from any cash, RSU Shares, other securities or other property deliverable under the Restricted Stock Units or from any compensation or other amounts owing to the Participant, the amount (in cash, RSU Shares, other securities or other property) of any required withholding taxes in respect of the settlement of Restricted Stock Units, and to take such other action as may be necessary in the sole discretion of the Committee to satisfy all obligations for the payment of such withholding taxes. In addition, the Committee may, in its sole discretion, permit the Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest and which would not result in adverse accounting to the Company) owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of RSU Shares otherwise issuable or deliverable pursuant to the settlement of the Restricted Stock Units a number of shares with a Fair Market Value equal to such withholding liability (but no more than the maximum statutory withholding liability). The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company has the right to deduct any such withholding taxes from any payment of any kind otherwise due to Participant.

(c)Transfer Restrictions; Holding Requirement. The Award granted hereunder may not be sold, pledged or otherwise transferred (other than by will or the laws of descent and distribution) and may not be subject to lien, garnishment, attachment or other legal process. The Participant acknowledges and agrees that, with respect to each Restricted Stock Unit credited to the Participant’s Account, the Participant has no voting rights with respect to the Company unless and until each such Restricted Stock Unit is settled in RSU Shares pursuant to Section 3 hereof. From and after date such Restricted Stock Units are settled in RSU Shares, the Participant agrees to hold (and shall not sell, pledge or otherwise transfer (other than by will or the laws of descent and distribution)) at least 50%, or such other amount as required by the Company, of the net RSU Shares for a period of one year after such Restricted Stock Units vest and are settled in RSU Shares (after taking into account the sale or withholding of any RSU Shares to the extent necessary (as determined by the Company) to cover taxes on compensation attributable to such RSU Shares).

(d)Rights as a Stockholder. Upon and following the Vesting Date, the Participant shall be the record owner of the RSU Shares settled upon such date unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights, if any, with respect to the RSU Shares. Prior to the Vesting Date, the Participant shall not be deemed for any purpose to be the owner of shares of Common Stock underlying the Restricted Stock Units.

(e)General Assets. All amounts credited to the Account under this Agreement shall continue for all purposes to be part of the general assets of the Company, the Participant’s interest in the Account shall make the Participant only a general, unsecured creditor of the Company.

(f)Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be sent by registered or certified first-class mail, return receipt requested, nationally recognized courier service or personal delivery:

if to the Company:

3001 Deming Way
Middleton, WI 53562 Attention: General Counsel

with a separate copy to: 3001 Deming Way
Middleton, WI 53562
Attention: Chief Financial Officer if to the Participant:
At the Participant’s last known address on file with the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

(g)Clawback/Forfeiture. The Committee may in its sole discretion cancel all or any portion of the Award if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interests of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. If the Participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or settlement of such Award, and must promptly repay the gain to the Company, upon 30 days prior written demand by the Committee. In addition, if the Participant receives any amount in excess of what the Participant should have received under the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company upon 30 days prior written demand by the Committee. This Award is subject to the clawback, forfeiture or similar requirement applicable pursuant to law (including without limitation Section 304 of the Sarbanes Oxley Act and Section 954 of the Dodd Frank Act) and the Company policies, each as amended from time to time.

(h)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(i)No Rights to Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever. References in this Agreement to “continued service or employment with the Company” or

“employment with the Company” and phrases of similar import shall mean employment or service with the Company or its Affiliates; provided that if any such Affiliate is disposed of (whether through an asset sale, stock sale, merger or otherwise) and such former Affiliate is no longer owned or controlled by the Company, then for all purposes under this Agreement, continued service or employment shall be deemed to end as of the date of the consummation of such disposition and the Participant’s employment shall be deemed to terminate as of the date of such disposition and if such deemed termination is prior to the Vesting Date then the Participant’s Award and all Restricted Stock Units under this Agreement shall be forfeited without consideration on the date of such deemed termination.

(j)Bound by Plan. By accepting this Award, the Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(k)Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

(l)Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(m)Section 409A. It is intended that this Award be exempt from or comply with Section 409A of the Code and this Agreement shall be interpreted consistent therewith. This Award is subject to Section 15(t) of the Plan.

(n)Electronic Delivery. By accepting this Award, the Participant hereby consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by Securities and Exchange Commission rules. This consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent required prospectuses, annual reports and other information will be delivered in hard copy to the Participant.

(o)Securities Laws. The Participant agrees that the obligation of the Company to issue RSU Shares shall also be subject, as conditions precedent, to compliance with applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, state securities or corporation laws, rules and regulations under any of the foregoing and applicable requirements of any securities exchange upon which the Company’s securities shall be listed.

(p)Entire Agreement. This Agreement, and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior agreements, communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(q)Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware; provided, however, that the governing law shall be California for any Participant who primarily resides and works in California.
(r)Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

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IN WITNESS WHEREOF, this Agreement has been executed as of the first date above.

SPECTRUM BRANDS HOLDINGS, INC.

___________________________

PARTICIPANT

___________________________
[Participant Name]